                                                                     EXHIBIT 4.3

                                                      EXECUTION COPY


                                 $115,000,000

                       SECOND AMENDMENT AND RESTATEMENT

                         dated as of June 27, 2000

                                      of

                               CREDIT AGREEMENT

                           dated as of July 15, 1998

                                     among

                         Republic Group Incorporated


                            The Banks Party Hereto


                   The LC Issuing Banks Referred to Herein


                                      and

                            Bank of America, N.A.,
                            as Administrative Agent

                       ________________________________

                        Banc of America Securities LLC,
                                   Arranger

                       SECOND AMENDMENT AND RESTATEMENT

          SECOND AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT dated as of June 27, 2000 among REPUBLIC GROUP INCORPORATED, the BANKS listed on the signature pages hereof, the LC ISSUING BANKS referred to herein and BANK OF AMERICA, N.A., (successor to NationsBank, N.A.), as Administrative Agent.


                             W I T N E S S E T H :

          WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of July 15, 1998, as amended and restated by the First Amendment and Restatement, dated as of March 1, 2000 (the "Agreement"); and

          WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

          SECTION 2.  Amendment of the Agreement.

          (a) The definition of "Interest Period" is amended to (i) delete the word "and" at the end of clause (c); (ii) insert "; and" at the end of clause (d); and (iii) insert the following as clause (e);

               (e) no Interest Period for a Revolving Credit Loan beginning before the Reduction Date shall extend beyond the Reduction Date if, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods extending beyond the Reduction Date exceeds $40,000,000.

          (b) The following new defined terms are added to Section 1.01 in the appropriate alphabetical position:

               "Consolidated Net Senior Debt" means, at any date, Consolidated Net Debt other than Qualifying Subordinated Debt.

               "Qualifying Subordinated Debt" means, at any date, the Subordinated Notes and all other Debt of the Borrower which is subordinated to the Loans pursuant to subordination provisions, and which is issued on such other terms and conditions, as are satisfactory to the Administrative Agent.

               "Reduction Date" means April 2, 2001 (or if such date is not a Euro-dollar Business Day the next preceding Euro-Dollar business Day).

          (c) A new subsection 2.08(c) is added to the Agreement to read in its entirety as follows:

               (c) Reduction Date. On the Reduction Date, if not theretofore reduced to the same or a lesser amount, the Revolving Credit Commitments shall be ratably reduced to an aggregate amount of $40,000,000.

               (d)  Section 5.11 is amended to read as follows:

                    SECTION 5.11. Net Debt to EBITDA. At any date during each
               period set forth below, the ratio of (i) Consolidated Net Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date will not exceed the ratio set forth below opposite such period:

     ---------------------------------------------------------------------------
                  Period                                       Ratio
     ---------------------------------------------------------------------------
     3/31/2001 - 9/29/2001                      4.00:1
     ---------------------------------------------------------------------------
     9/30/2001 - 9/29/2002                      3.00:1
     ---------------------------------------------------------------------------
     9/30/2002 and thereafter                   2.50:1
     ---------------------------------------------------------------------------

          (e) Section 5.14 is amended as follows: (i) changing the figure "$69,915,200" to "$100,000,000" and (ii) replacing each reference to March 31, 1998" with "June 30, 2000".

          (f) A new Section 5.20 is added to the Agreement to read in its entirety as follows:

          SECTION 5.20. Net Senior Debt to EBITDA. At any date, the ratio of (i) Consolidated Net Senior Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date will not exceed 2.50 to 1.00.

          SECTION 3. Waiver. The Banks hereby waive any Default arising from a violation of Section 5.14 existing prior to the Second Restatement Effective Date.

          SECTION 4. Change in Commitments. With effect from and including the date this Second Amendment and Restatement becomes effective in accordance with Section 8 hereof, the Revolving Credit Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the attached Commitment Schedule, which shall replace the existing Commitment Schedule.

          SECTION 5. Change in Pricing Schedule. With effect from and including the date this Second Amendment and Restatement becomes effective in accordance with Section 8 hereof, the attached Pricing Schedule shall replace the existing Pricing Schedule.

          SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

          (a)  no Default has occurred and is continuing; and

          (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Second Amendment and Restatement is true and correct as though made on and as of such date;

          SECTION 7. Governing Law. This Second Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 8. Counterparts; Effectiveness. This Second Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Second Amendment and Restatement shall become effective as of the date hereof when the Administrative Agent shall have received:

               (a) duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

               (b) a consent to this Second Amendment and Restatement in form and substance satisfactory to the Administrative Agent, duly executed by each of the Subsidiary Guarantors;

               (c) a modification to the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of July 15, 1998 by Republic Paperboard in favor of NationsBank, N.A. (predecessor to Bank of America, N.A.), in form and substance satisfactory to the Administrative Agent, duly executed by Republic Paperboard, it being understood that such modification will not increase the principal amount of Loans secured thereby;

               (d) a certificate of a duly authorized officer of the Borrower as to the accuracy of the representations and warranties set forth in
          Section 6 hereof;

               (e) an opinion of Locke Liddell & Sapp LLP, Dallas, Texas, substantially to the effect of Exhibit F-1 to the Agreement with reference to this Second Amendment and Restatement and the Agreement as amended and restated hereby;

               (f) all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

               (g) payment by the Borrower of (i) an amendment fee in the amount of $5,000 for each Bank which signs this Second Amendment and Restatement; (ii) a participation fee for each Bank whose Credit Exposure after giving effect to this Second Amendment and Restatement exceeds its Credit Exposure under the Agreement, in an amount equal to 0.25% of such excess; and (iii) all fees and expenses payable by the Borrower pursuant to Section 9.03 of the Agreement in connection herewith.

     The Administrative Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Second Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.


                    REPUBLIC GROUP INCORPORATED


                    By: /s/ Doyle R. Ramsey
                        ----------------------------------------
                        Title: Executive Vice President and CFO

                    BANK OF AMERICA, N.A.


                    By: /s/ Thomas R. Mahoney
                        ----------------------------------------
                        Title: Senior Vice President

                    COMERICA BANK - TEXAS


                    By: /s/ Paul L. Strange
                        ----------------------------------------
                        Title: Vice President


                    COMMERCE BANK, N.A.


                    By: /s/ Dennis R. Block
                        ----------------------------------------
                        Title: Senior Vice Presient

                    FIRST UNION NATIONAL BANK


                    By: /s/ J. Andrew Phelps
                        ----------------------------------------
                        Title: Vice President


                    FIRSTAR BANK, N.A.
                    (as successor to Mercantile Bank)

                    By: /s/ Barry P. Sullivan
                        ----------------------------------------
                        Title: Vice President


                    UMB BANK N.A.


                    By: /s/ Terry Dierks
                        ----------------------------------------
                        Title: Senior Vice President


                    PLAINS NATIONAL BANK

                    By: /s/ Darrell W. Adams
                        ----------------------------------------
                        Title: Senior Vice President

                    BANK OF AMERICA, N.A.,
                    as Administrative Agent


                    By: /s/ Thomas R. Mahoney
                        ----------------------------------------
                        Title: Senior Vice President

                              COMMITMENT SCHEDULE


                                      Revolving
                                      Credit
Bank                                  Commitment               Term Loans
-----------------------------------   --------------           --------------
Bank of America, N.A.                 $13,750,000.00           $15,000,000.00
Comerica Bank - Texas                 $ 9,308,750.00           $10,155,000.00
Commerce Bank, N.A.                   $ 6,063,750.00           $ 6,615,000.00
First Union National Bank             $ 5,871,250.00           $ 6,405,000.00
Firstar Bank, N.A. (as successor to
Mercantile Bank)                      $ 8,456,250.00           $ 9,225,000.00
UMB Bank, N.A.                        $ 8,250,000.00           $ 9,000,000.00
Plains National Bank                  $ 3,300,000.00           $ 3,600,000.00
                                      --------------           --------------
       Total                          $   55,000,000           $   60,000,000

                               PRICING SCHEDULE

     "Base Rate Margin" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


Pricing Level         Level I        Level II        Level III         Level IV         Level V         Level VI         Level VII
-------------         -------        --------        ---------         --------         -------         --------         ---------
Base Rate Margin          --               --             0.25%           0.50%            0.75%             0.75%             1.00%

     "Commitment Fee Rate" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


Pricing Level         Level I        Level II        Level III         Level IV         Level V         Level VI         Level VII
-------------         -------        --------        ---------         --------         -------         --------         ---------
Commitment Fee           0.30%           0.35%           0.375%           0.375%           0.40%            0.40%              0.40%
Rate


     "Euro-Dollar Margin" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


Pricing Level         Level I        Level II        Level III         Level IV         Level V         Level VI         Level VII
-------------         -------        --------        ---------         --------         -------         --------         ---------
Euro-Dollar           0.75%              1.00%            1.25%            1.50%           1.75%            2.00%             2.25%
Margin


     "LC Fee Rate" means on any date the rate per annum set forth below in the column corresponding to the Pricing Level that applies on such day:


Pricing Level         Level I        Level II        Level III         Level IV         Level V         Level VI         Level VII
-------------         -------        --------        ---------         --------         -------         --------         ---------
LC Fee Rate              0.75%           1.00%            1.25%            1.50%            1.75%           2.00%             2.25%

          For purposes of this Schedule, the following terms have the following meanings:

          "Applicable Leverage Ratio" means, at any date, the ratio of (i) Consolidated Debt at the last day (the "Measurement Date") of the Fiscal Quarter most recently ended on or prior to such date with respect to which the Borrower has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a) or 5.01(b), as the case may be, to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on the Measurement Date; provided that for each day from and including the date on which the Borrower is required to deliver the financial statements described in Section 5.01(a) or 5.01(b), as the case may be, for its most recently ended Fiscal Quarter to but excluding the date on which such financial statements are so delivered, the Applicable Leverage Ratio shall be deemed to exceed 3.50:1.

          "Level I Pricing" applies on or after the Conversion Date at any date if at such date the Applicable Leverage Ratio is less than or equal to 1.0:1.

          "Level II Pricing" applies on or after the Conversion Date at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 1.5:1 and (ii) Level I Pricing does not apply.

          "Level III Pricing" applies on or after the Conversion Date at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 2.0:1 and (ii) neither Level I Pricing nor Level II Pricing applies.

          "Level IV Pricing" applies at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 2.5:1 and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

          "Level V Pricing" applies at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 3.0:1 and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing and Level IV Pricing applies.

          "Level VI Pricing" applies at any date if at such date (i) the Applicable Leverage Ratio is less than or equal to 3.5:1 and (ii) none of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing and Level V Pricing applies.

           "Level VII Pricing" applies on any day if no other Pricing Level applies on such day.

          "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII Pricing applies on any day.